Exhibit 99.1

FOR IMMEDIATE RELEASE
Monday, April 4, 2011
Source: Photonic Products Group, Inc.

PHOTONIC PRODUCTS GROUP, INC. (“PPGI”)  RELEASES FY 2010 FINANCIAL RESULTS

NORTHVALE, NJ, April 4 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) has released its consolidated financial results for the year ended December 31, 2010.

The Company ended the year with fourth quarter sales of $3.6 million, an increase of 22% from $2.95 million in the corresponding quarter of 2009.  Sales for the year were $11.05 million, unchanged from 2009.

Bookings for 2010 were $12.3 million compared to $9.5 million, or 29% higher than 2009.  The company booked $3.4 million in new orders in the fourth quarter of 2010, up from $3.1 million in the in the fourth quarter of 2009.   Year-end backlog was $5.4 million versus $4.4 million at the end of 2009, or a 23% improvement.

Net income, applicable to common shareholders was $471,000 for the fourth quarter of 2010,  versus a net loss of ($26,000), for the fourth quarter 2009.  Fourth quarter earnings per share were $0.04 basic and diluted versus $0.00 in 2009.

For the year ended December 31, 2010, the Company’s net loss was ($734,000).  In 2009 the Company reported a net loss of ($2.8) million which included a non-cash goodwill impairment charge of $1.6 million.  Excluding the impairment charge last year, net loss was ($1.2) million.  For 2010, basic and diluted net loss per share was ($0.06)  versus a net loss of ($0.25) per share  in 2009.

As a result of stronger fourth quarter sales, gross profit increased by 63% to $1.22 million or 33.9% of sales, up from $747,000 or 25.3%, of sales in the fourth quarter of 2009.  For 2010, gross profit improved to $2.5 million or 22.7% of sales versus $2.2 million or 19.5% of sales, in 2009.

EBITDA1 for 2010 was $514,000 compared to EBITDA of ($1.5) million in 2009. Excluding the $1.6 million goodwill impairment charge, which the Company recorded in the third quarter of 2009, adjusted EBITDA2 for 2009 was $10,000.

During the year, management maintained tight control over discretionary expenses, selectively invested in capital expenditures and focused on cash conservation. Net cash flow from operating activities in 2010 was $576,000, down from $815,000 in 2009.  Cash flow in 2010 was negatively impacted by fourth quarter increases in accounts receivable balances, reflecting higher sales in the period, offset by increases in accounts payable and customer advance balances at the end of 2010. Although the Company incurred losses in 2010, PPGI ended the year with a stronger cash position, of $4.4 million, up $296,000, versus $4.1 million, at the end of 2009.

Joe Rutherford, President and CEO of PPGI stated,   “Although we have continued to deal with the lingering effects of a depressed economy in the markets we serve, which has negatively affected our performance for the past two years, our 2010 results are encouraging.  Our 2010 fourth quarter results were particularly positive as sales were the highest since the fourth quarter of 2008.  In addition, bookings of $3.4 million in our fourth quarter, followed strong third quarter bookings of $4.6 million.   This represents the two highest bookings quarters since the first quarter of 2008.  The optimism I have previously expressed has been borne out by our 2010 results. I feel confident that our focus on internal process improvement, adding engineering resources, new product development, and increased customer focus domestically and internationally, as well as selective and strategic investment in capital equipment will position us for success as our markets continue to rebound and demand for our products grows."

1, 2   Note Regarding Use of Certain Non-GAAP Financial Measures:

The Company defines EBITDA1 as (loss) earnings before non-cash, stock-based compensation, net interest, income taxes, depreciation, and amortization.  Adjusted EBITDA2 is calculated by excluding the goodwill impairment charge from the EBITDA results.  EBITDA and adjusted EBITDA are presented herein because we consider these numbers an important measure of the Company’s ability to internally fund capital expenditures and service debt.  EBITDA and adjusted EBITDA should not be considered an alternative to cash flow as an indicator of the Company’s financial performance, or liquidity.  The reader is referred to the Supplemental Financial Data set forth below for a reconciliation of net (loss) income to EBITDA.

The reconciliation follows:

	Years ended December 31,
Reconciliation of EBITDA and adjusted EBITDA to Net Loss	2010	2009
	(In thousands)
Net (loss), as reported	$(734)	$(2,800)
Interest expense, net	138	131
Depreciation and amortization	942	1,008
Non-cash, stock-based compensation	168	113
EBITDA	$514	$(1,548)
Goodwill impairment charge	—	1,558
Adjusted EBITDA	$514	$10

Founded in 1973, Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in a diverse Photonics industry via three brand names INRAD, Laser Optics (“LOI”) and MRC. INRAD specializes in crystal-based optical components, optical devices, laser accessories and instruments.  LOI specializes in custom optical components, assemblies, and optical coatings. MRC specializes in custom diamond turned metal and crystalline optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense, Aerospace, Laser System manufacturers, Process Control system manufacturers   in the Photonics Industry marketplace.   PPGI products are used directly by researchers within U.S. Government supported laboratories, National/International Research Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words.  Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2010. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$4,365,045	$4,069,310
Accounts receivable (after allowance for doubtful accounts of $15,000 in 2010 and 2009)	2,224,592	1,927,672
Inventories, net	2,390,876	2,265,973
Other current assets	119,243	164,081
Total Current Assets	9,099,756	8,427,036
Plant and equipment:
Plant and equipment at cost	14,879,508	14,604,728
Less: Accumulated depreciation and amortization	(12,876,163)	(12,016,247)
Total plant and equipment	2,003,345	2,588,481
Precious Metals	157,443	157,443
Deferred Income Taxes	408,000	408,000
Goodwill	311,572	311,572
Intangible Assets, net of accumulated amortization	594,452	673,016
Other Assets	47,235	45,192
Total Assets	$12,621,803	$12,610,740

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of notes payable -other	$9,000	$9,000
Accounts payable and accrued liabilities	836,190	657,650
Customer advances	441,987	346,429
Total Current Liabilities	1,287,177	1,013,079

Related Party Convertible Notes Payable	2,500,000	2,500,000
Accrued Interest on Related Party Convertible Note Payable	1,125,000	975,000
Notes Payable – Other, net of current portion	335,874	344,946
Total Liabilities	5,248,051	4,833,025

Commitments

Shareholders’ equity:
Common stock: $.01 par value; 60,000,000 authorized shares 11,562,656 issued at December 31, 2010 and 11,443,347 issued at December 31, 2009	115,626	114,433
Capital in excess of par value	17,402,528	17,073,871
Accumulated deficit	(10,129,452)	(9,395,639)
	7,388,702	7,792,665

Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total Shareholders’ Equity	7,373,752	7,777,715
Total Liabilities and Shareholders’ Equity	$12,621,803	$12,610,740

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009	2008
Revenues
Net sales	$11,054,178	$11,051,127	$16,301,209

Cost and expenses
Cost of goods sold	8,545,153	8,896,539	11,486,620
Selling, general and administrative expense	3,105,063	3,278,161	3,857,805
Goodwill Impairment	—	1,558,074	—
	11,650,216	13,732,774	15,344,425

Operating (loss) income	(596,038)	(2,681,647)	956,784

Other income (expense)
Interest expense, net	(137,775)	(130,387)	(170,476)
Gain on sale of plant and equipment	—	4,671	9,113
Gain on sale of precious metals	—	7,371	—
	(137,775)	(118,345)	(161,363)

(Loss) income before income taxes	(733,813)	(2,799,992)	795,421

Income tax benefit (provision)	—	—	303,000

Net (loss) income	$(733,813)	$(2,799,992)	$1,098,421

Net (loss) income per share - basic	$(0.06)	$(0.25)	$0.10

Net (loss) income per share - diluted	$(0.06)	$(0.25)	$0.08

Weighted average shares outstanding - basic	11,522,297	11,331,258	10,902,061

Weighted average shares outstanding – diluted	11,522,297	11,331,258	15,619,304

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net (loss) income	$(733,813)	$(2,799,992)	$1,098,421

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	941,941	1,008,310	1,059,741
Goodwill impairment charge	—	1,558,074	—
401K common stock contribution	154,535	179,068	160,180
Accrued interest on Related Party Convertible Note Payable	150,000	150,000	150,000
Deferred income taxes	—	—	(408,000)
Gain on sale of plant and equipment	—	(4,671)	(9,113)
Gain on sale of precious metal	—	(7,371)	—
Stock-based compensation expense	168,054	112,950	88,417
Change in inventory reserve	(154,326)	94,628	302,511

Changes in operating assets and liabilities:
Accounts receivable	(296,920)	882,930	(628,743)
Inventories	29,423	371,735	(103,767)
Other current assets	44,838	24,003	(24,019)
Other assets	(2,043)	34,107	7,865
Accounts payable and accrued liabilities	178,540	(678,015)	(731,301)
Customer advances	95,558	(110,325)	(413,796)
Total adjustments	1,309,600	3,615,423	(550,025)
Net cash provided by operating activities	575,787	815,431	548,396

Cash flows from investing activities:
Proceeds (purchase) of certificates of deposit	—	800,000	(800,000)
Purchase of plant and equipment	(278,241)	(210,563)	(784,534)
Purchase of precious metals	—	(53,538)	—
Proceeds from disposal of plant and equipment	—	4,671	10,000
Proceeds from disposal of precious metals	—	16,317	—
Net cash (used in) provided by investing activities	(278,241)	556,887	(1,574,534)

Cash flows from financing activities:
Net proceeds from issuance of common stock	7,261	161,514	1,064,357
Principal payments of notes payable-other	(9,072)	(136,609)	(14,989)
Principal payments of convertible promissory notes	—	—	(1,700,000)
Principal payments of capital lease obligations	—	—	(47,088)
Net cash (used in) provided by financing activities	(1,811)	24,905	(697,720)

Net increase (decrease) in cash and cash equivalents	295,735	1,397,223	(1,723,859)

Cash and cash equivalents at beginning of the year	4,069,310	2,672,087	4,395,945

Cash and cash equivalents at end of the year	$4,365,045	$4,069,310	$2,672,087

Supplemental Disclosure of Cash Flow Information:
Interest paid	$14,000	$19,000	$508,000
Income taxes (refund) paid	$(74,000)	$(8,000)	$408,000

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES

QUARTERLY DATA (Unaudited)

Year 2010	First	Second	Third	Fourth

Net sales	$2,808,046	$2,164,491	$2,478,581	$3,603,060
Gross profit	540,494	255,712	494,678	1,218,141
Net income (loss)	(274,469)	(648,898)	(281,755)	471,309
Net income (loss) per share - Basic	(0.02)	(0.06)	(0.02)	0.04
Net income (loss) per share – Diluted	(0.02)	(0.06)	(0.02)	0.04

Year 2009	First	Second	Third	Fourth

Net sales	$2,815,097	$2,620,437	$2,664,963	$2,950,630
Gross profit	381,687	419,098	606,530	747,273
Net loss	(314,409)	(336,998)	(2,122,330)	(26,255)
Net loss per share - Basic	(0.03)	(0.03)	(0.19)	(0.00)
Net loss per share - Diluted	(0.03)	(0.03)	(0.19)	(0.00)

Year 2008	First	Second	Third	Fourth

Net sales	$4,164,248	$4,007,412	$3,802,935	$4,326,614
Gross profit	1,501,593	1,219,202	1,065,424	1,028,370
Net income	491,200	294,017	169,120	144,084
Net income per share - Basic	0.05	0.03	0.02	0.01
Net income per share - Diluted	0.03	0.02	0.01	0.01